Exhibit 99.1

MADISON SQUARE GARDEN ENTERTAINMENT CORP. REPORTS

FISCAL 2023 THIRD QUARTER RESULTS

Spin-off Completed in April Creating Pure-Play Live Entertainment Company

NEW YORK, N.Y., May 18, 2023 - Madison Square Garden Entertainment Corp. (NYSE: MSGE) (“MSG Entertainment”) today reported financial results for the fiscal third quarter ended March 31, 2023. This marks the first quarter that MSG Entertainment is reporting financial results as a standalone company, following its spin-off from Sphere Entertainment Co. (NYSE: SPHR) (“Sphere Entertainment”), which was completed on April 20, 2023.

The Company continues to benefit from robust consumer and corporate demand for live experiences and is on track to host nearly 900 events and more than 5 million guests at its venues in fiscal 2023. This includes a successful run of the Christmas Spectacular production, for which over 930,000 tickets were sold in its first complete run since the 2019 holiday season. The majority of concerts held at the Company’s venues continue to sell out, while in-venue per-capita spending continues to exceed results for the prior year. In addition, suite and sponsorship revenues are on track to exceed pre-pandemic levels as a result of strong new sales and renewal activity coming out of the pandemic.

The Company’s fiscal 2023 and 2022 results are presented in accordance with accounting requirements for the preparation of carve-out financial statements, reflecting the results of the traditional live entertainment businesses previously owned and operated by Sphere Entertainment through its Entertainment business segment. These results do not include all of the expenses that would have been incurred by MSG Entertainment had it been a standalone company for the periods presented.

For the fiscal 2023 third quarter, the Company reported revenues of $201.2 million, an increase of $7.2 million, or 4%, as compared to the prior year quarter. Excluding the impact of the termination of the advertising sales representation agreement with MSG Networks, total revenues would have increased 9% as compared to the prior year period. In addition, the Company reported operating income of $24.7 million, an increase of $8.8 million, or 56%, and adjusted operating income of $38.0 million, an increase of $4.3 million, or 13%, both as compared to the prior year period.(1)

Executive Chairman and CEO James L. Dolan said, “With the completion of our spin-off, MSG Entertainment begins its new chapter as a standalone, pure-play live entertainment company. We remain confident in the strength of our assets and brands and believe that we are well-positioned to create long-term value for shareholders.”

Results for the Three and Nine Months Ended March 31, 2023 and 2022:

	Three Months Ended				Nine Months Ended
	March 31,		Change		March 31,		Change
$ millions	2023	2022	$	%	2023	2022	$	%
Revenues	$201.2	$194.0	$7.2	4%	$703.6	$475.2	$228.4	48%
Operating Income (Loss)	$24.7	$15.8	$8.8	56%	$126.8	$(0.1)	$126.9	NM
Adjusted Operating Income	$38.0	$33.7	$4.3	13%	$175.8	$60.1	$115.7	192%

Note: Amounts may not foot due to rounding

(1)	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Summary of Reported Results of Operations

For the fiscal 2023 third quarter, the Company generated revenues of $201.2 million, an increase of $7.2 million, or 4%, as compared to the prior year period. Revenues related to the Company’s arena license agreements with the New York Knicks (“Knicks”) and New York Rangers (“Rangers”) increased $11.7 million. This included a $10.1 million increase in revenues subject to the sharing of economics with Madison Square Garden Sports Corp. (“MSG Sports”), primarily reflecting higher food, beverage and merchandise sales and higher suite revenues at Knicks and Rangers games. Revenues from the presentation of the Christmas Spectacular production increased $3.5 million, which reflected seven performances during the current year quarter as compared to no performances in the prior year quarter. The increase in revenues was partially offset by a decrease in advertising sales commissions of $9.6 million in the current year period due to the termination of MSG Networks’ advertising sales representation agreement. Excluding the impact of the termination of MSG Networks’ advertising sales representation agreement, total revenues for the fiscal 2023 third quarter would have increased 9% as compared to the prior year period.

Fiscal 2023 third quarter direct operating expenses of $115.1 million increased $5.2 million, or 5%, as compared to the prior year quarter. This was due to higher expenses associated with the sharing of economics with MSG Sports pursuant to the arena license agreements of $4.5 million and an increase in other direct operating expenses associated with the arena license agreements of $3.7 million, partially offset by other net cost decreases.

Fiscal 2023 third quarter selling, general and administrative expenses of $44.1 million decreased $2.9 million, or 6%, as compared with the prior year quarter. This decrease primarily reflects lower employee compensation and related benefits, partially offset by other net cost increases.

Fiscal 2023 third quarter operating income of $24.7 increased by $8.8 million, or 56%, and adjusted operating income of $38.0 million increased by $4.3 million, or 13%, both as compared to the prior year period. The increase in operating income was primarily due to the increase in revenues, lower selling, general and administrative expenses (including share-based compensation) and the impact of lower restructuring charges in the current year period, partially offset by higher direct operating expenses. The increase in adjusted operating income was primarily due to the increase in revenues and, to a lesser extent, lower selling, general and administrative expenses (excluding share-based compensation), partially offset by higher direct operating expenses.

Financial Guidance

As the Company nears the completion of the fiscal year, it is reaffirming its previously issued fiscal 2023 guidance for adjusted operating income, while refining its guidance for revenue and operating income. These fiscal 2023 projections reflect MSG Entertainment as if it had been a standalone, independent entity from the start of the fiscal year (July 1, 2022), including expenses that would have been incurred by the Company had it been a standalone company for the entire fiscal year. The Company now expects the following(2):

•	Revenues of $835 million to $845 million.

•	Operating income of $85 million to $95 million.

•	Adjusted operating income of $145 million to $155 million.

An updated version of the MSG Entertainment investor presentation, which was originally issued in February 2023, is now available at investor.msgentertainment.com.

About Madison Square Garden Entertainment Corp.

Madison Square Garden Entertainment Corp. (MSG Entertainment) is a leader in live entertainment, delivering unforgettable experiences while forging deep connections with diverse and passionate audiences. The Company’s portfolio includes a collection of world-renowned venues – New York’s Madison Square Garden, The Theater at Madison Square Garden, Radio City Music Hall, and Beacon Theatre; and The Chicago Theatre – that showcase a broad array of sporting events, concerts, family shows, and special events for millions of guests annually. In addition, the Company features the original production, the Christmas Spectacular Starring the Radio City Rockettes, which has been a holiday tradition for 89 years. More information is available at www.msgentertainment.com.

(2)

Financial guidance for fiscal year 2023 reflects the impact of the termination of the advertising sales representation agreement with MSG Networks as if it had been terminated at the start of fiscal 2023, the estimated impact of post spin-off intercompany agreements with Sphere Entertainment Co. and a public company overhead structure. See the appendix for a reconciliation from operating income to adjusted operating income.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) the impact of non-cash straight-line leasing revenue associated with the arena license agreements with MSG Sports, (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) share-based compensation expense or benefit, (iv) restructuring charges or credits, (v) merger and acquisition-related costs, including litigation expenses, (vi) gains or losses on sales or dispositions of businesses and associated settlements, (vii) the impact of purchase accounting adjustments related to business acquisitions, (viii) gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, and (ix) amortization for capitalized cloud computing arrangement costs. We believe that given the length of the arena license agreements and resulting magnitude of the difference in leasing revenue recognized and cash revenue received, the exclusion of non-cash leasing revenue provides investors with a clearer picture of the Company’s operating performance. We believe that this adjustment is beneficial for other incremental reasons as well. This adjustment provides senior management, investors and analysts with important information regarding a long-term related party agreement with MSG Sports. In addition, this adjustment is included under the Company’s debt covenant compliance calculations and is a component of the performance measures used to evaluate, and compensate, senior management of the Company. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to the settlement of an obligation that is not expected to be made in cash. We eliminate merger and acquisition-related costs, when applicable, because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability. In addition, management believes that the exclusion of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the executive deferred compensation plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Other income (expense), net, which is not reflected in Operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of the Company on a combined basis. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 6 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Ari Danes, CFA

Senior Vice President, Investor Relations, Financial Communications & Treasury

Madison Square Garden Entertainment Corp.

(212) 465-6072

Justin Blaber

Vice President, Financial Communications

Madison Square Garden Entertainment Corp.

(212) 465-6109

Grace Kaminer

Senior Director, Investor Relations & Treasury

Madison Square Garden Entertainment Corp.

(212) 631-5076

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at investor.msgentertainment.com

Conference call dial-in number is 888-660-6386 / Conference ID Number 8020251

Conference call replay number is 800-770-2030 / Conference ID Number 8020251 until May 25, 2023

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenues	$201,229	$193,988	$703,561	$475,150
Direct operating expenses	(115,133)	(109,962)	(397,398)	(292,198)
Selling, general and administrative expenses	(44,122)	(47,027)	(127,537)	(128,725)
Depreciation and amortization	(14,798)	(16,007)	(46,369)	(49,166)
(Loss) gains, net on dispositions	(51)	—	4,361	—
Restructuring charges	(2,461)	(5,171)	(9,820)	(5,171)

Operating income (loss)	24,664	15,821	126,798	(110)
Interest income	2,482	1,541	5,804	5,145
Interest expense	(13,423)	(13,009)	(38,055)	(39,804)
Other income (expense), net	8,070	(8,495)	6,784	(27,742)

Income (loss) from operations before income taxes	21,793	(4,142)	101,331	(62,511)
Income tax expense	(73)	—	(804)	—

Net income (loss)	21,720	(4,142)	100,527	(62,511)
Less: Net loss attributable to nonredeemable noncontrolling interest	—	(212)	(553)	(579)

Net income (loss) attributable to MSG Entertainment’s stockholders	$21,720	$(3,930)	$101,080	$(61,932)

Basic and diluted earnings (loss) per common share attributable to the MSG Entertainment’s stockholders(1)	$0.42	$(0.08)	$1.95	$(1.20)

(1)

On April 20, 2023, 51,768 common shares of MSG Entertainment were outstanding. This share amount is being utilized for the calculation of basic and diluted earnings (loss) per share for both the three and nine months ended March 31, 2023 and 2022 because the Company was not a standalone public company prior to the April 20, 2023 spin-off from Sphere Entertainment Co.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

(Unaudited)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income as described in this earnings release:

•	Non-cash portion of arena license fees from MSG Sports. This adjustment removes the impact of non-cash straight-line leasing revenue associated with the arena license agreements with MSG Sports.

•	Depreciation and amortization. This adjustment eliminates depreciation and amortization of property and equipment and intangible assets in all periods.

•

Share-based compensation. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under the Sphere Entertainment Employee Stock Plan, MSG Sports Employee Stock Plan, and Sphere Entertainment Non-Employee Director Plan in all periods.

•	Restructuring charges. This adjustment eliminates costs related to termination benefits provided to employees as part of the Company’s full-time workforce reductions.

•	Gains (loss), net on dispositions. This adjustment eliminates non-cash impairment charges and the impact of gains or losses from the disposition of assets or businesses in all periods.

•	Amortization for capitalized cloud computing arrangement costs. This adjustment eliminates amortization of capitalized cloud computing arrangement costs.

•

Remeasurement of deferred compensation liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Operating income (loss)	24,664	15,821	126,798	(110)
Non-cash portion of arena license fees from MSG Sports(1)	(12,149)	(12,073)	(25,078)	(23,962)
Depreciation and amortization	14,798	16,007	46,369	49,166
Share-based compensation	8,014	8,789	21,980	29,868
Restructuring charges	2,461	5,171	9,820	5,171
Loss (gains), net on dispositions	51	—	(4,361)	—
Amortization for capitalized cloud computing arrangement costs	65	12	169	12
Remeasurement of deferred compensation plan liabilities	126	$—	132	—

Adjusted operating income	$38,030	$33,727	$175,829	$60,145

(1)

This adjustment represents the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with MSG Sports. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating income on a GAAP basis includes lease income of (i) $19,014 and $39,234 of revenue collected in cash for the three and nine months ended March 31, 2023, respectively, and $17,543 and $34,836 of revenue collected in cash for the three and nine months ended March 31, 2022, respectively, and (ii) a non-cash portion of $12,149 and $25,078 for the three and nine months ended March 31, 2023, respectively, and $12,073 and $23,962 for the three and nine months ended March 31, 2022, respectively.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED COMBINED BALANCE SHEETS (Unaudited)

(in thousands)

	March 31,	June 30,
	2023	2022
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$122,981	$62,573
Accounts receivable, net	130,642	102,501
Related party receivables, current	80,463	96,938
Prepaid expenses and other current assets	74,289	79,441

Total current assets	408,375	341,453
Non-Current Assets:
Property and equipment, net	637,644	696,079
Right-of-use lease assets	248,366	271,154
Goodwill	69,041	69,041
Intangible assets, net	63,801	65,439
Other non-current assets	118,506	83,535

Total assets	$1,545,733	$1,526,701

LIABILITIES AND DIVISIONAL EQUITY (DEFICIT)
Current Liabilities:
Accounts payable, accrued and other current liabilities	$199,796	$221,961
Related party payables, current	42,620	72,683
Current portion of long-term debt	16,250	8,762
Operating lease liabilities, current	38,298	39,006
Deferred revenue	258,132	202,678

Total current liabilities	555,096	545,090
Non-Current Liabilities:
Long-term debt, net of deferred financing costs	643,311	654,912
Operating lease liabilities, non-current	229,501	254,114
Deferred tax liabilities, net	23,377	23,253
Other non-current liabilities	50,945	50,921

Total liabilities	1,502,230	1,528,290

Commitments and contingencies
MSG Entertainment Divisional Equity (Deficit):
Sphere Entertainment investment	77,365	33,265
Accumulated other comprehensive loss	(33,862)	(34,740)

Total MSG Entertainment divisional equity (deficit)	43,503	(1,475)
Nonredeemable noncontrolling interest	—	(114)

Total liabilities and divisional equity (deficit)	$1,545,733	$1,526,701

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Nine Months Ended
	March 31,
	2023	2022
Net cash provided by operating activities	$132,341	$60,338
Net cash provided by (used in) investing activities	13,261	(13,060)
Net cash used in financing activities	(85,194)	(150,035)

Net increase (decrease) in cash, cash equivalents and restricted cash	60,408	(102,757)
Cash, cash equivalents and restricted cash, beginning of period	62,573	318,069

Cash, cash equivalents and restricted cash, end of period	$122,981	$215,312

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

APPENDIX

FISCAL 2023 FINANCIAL GUIDANCE

ADJUSTMENTS TO RECONCILE OPERATING INCOME TO

ADJUSTED OPERATING INCOME

($ in millions)

Fiscal Year 2023(1)
Operating income	$85 - $95
Non-cash portion of arena license fees from MSG Sports	(27)
Depreciation and amortization	58
Share-based compensation	22
Restructuring charges	10
Gains, net on dispositions	(4)
Amortization for capitalized cloud computing costs	1

Adjusted operating income	$145 - $155

(1)

Financial guidance for fiscal year 2023 reflects MSG Entertainment as if it had been a standalone, independent entity from the start of the fiscal year (July 1, 2022), including the impact of the termination of the advertising sales representation agreement with MSG Networks as if it had been terminated at the start of fiscal 2023, the estimated impact of post spin-off intercompany agreements with Sphere Entertainment Co. and a public company overhead structure.